SECURITIES AND EXCHANGE COMMISSION
			  WASHINGTON, D.C. 20549

			  -----------------------

		  Proxy Statement Pursuant to Section 14(a) of
		       the Securities Exchange Act of 1934


Filed by the registrant (X)
Filed by a party other than the registrant ( )

Check the appropriate box:
   ( ) Preliminary proxy statement
   (X) Definitive proxy statement
   ( ) Definitive additional materials
   ( ) Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12



			       THE BOEING COMPANY
		(Name of Registrant as Specified in Its Charter)

				      n/a
			    ------------------------
		   (Names of Person(s) Filing Proxy Statement



Payment of filing fee (Check the appropriate box):

   (X) $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
   ( ) $500 per each party to the controversy pursuant to
       Exchange Act Rule 14a-6(i)(3).
   ( ) Fee computed on table below per Exchange Act Rules
       14a-6(i)(4) and 0-11.

       (1) Title of each class of securities to which transaction applies:
       (2) Aggregate number of securities to which transaction applies:
       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
       (4) Proposed maximum aggregate value of transaction:

   ( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

       (1) Amount previously paid:
       (2) Form, schedule or registration statement no.:
       (3) Filing party:
       (4) Date filed:





			     THE BOEING COMPANY


				      March 15, 1994

Dear Shareholder:

     You are invited to attend your Company's 1994 Annual Meeting of Shareholders.

     It will be held on Monday, April 25, 1994, in the second-floor auditorium of the Company's 2-22 Building, located at 7755 East Marginal Way South, Seattle, Washington. The meeting will begin at 11:00 a.m., Seattle time. A map and directions to the meeting facility are on the back of this proxy statement. The Annual Meeting will be accessible through the use of a sign language interpreter.

     At the meeting there will be reports on the activities of the Company and an opportunity to submit questions or comments on matters of interest to shareholders generally.

     Whether or not you attend in person, it is important that your shares be voted on matters that come before the meeting. I urge you to specify your choices by marking, dating, and signing the enclosed proxy card and returning it promptly. If you sign and return your proxy card without marking choices, it will be understood that you wish to have your shares voted in accordance with the directors' recommendation.

					 Very truly yours,

					 /s/ Frank Shrontz

					 Frank Shrontz
					 Chairman of the Board
					 and Chief Executive Officer
























			     THE BOEING COMPANY

		  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

			       APRIL 25, 1994

Notice is hereby given that the Annual Meeting of Shareholders of The Boeing Company, a Delaware corporation, will be held on April 25, 1994, at 11:00 a.m., Pacific Daylight Time, in the second-floor auditorium of the Company's 2-22 Building, located at 7755 East Marginal Way South, Seattle, Washington.

The only item on the agenda is the election of four people to the Board of Directors, each for a three-year term expiring in 1997. Information concerning the election is provided in the attached proxy statement. So far as management is aware, no other business will properly come before the Annual Meeting.

Holders of common stock at the close of business on February 24, 1994, will be entitled to vote at the Annual Meeting.

If you plan to attend the meeting and own stock in your own name, please mark the box "Plan to Attend" on the enclosed proxy card. An admission ticket will then be mailed to you. If you own stock through a bank or broker and wish to attend the meeting, please bring an account statement or letter from your bank or broker indicating that you owned Boeing stock as of February 24, 1994.

					 /s/ Heather Howard

					 Heather Howard
					 Corporate Secretary and Corporate Counsel

					 Seattle, Washington
					 March 15, 1994





  IF YOU CANNOT ATTEND THE MEETING, PLEASE SIGN, DATE, AND RETURN THE ENCLOSED
    PROXY CARD APPOINTING PHILIP M. CONDIT, CHARLES M. PIGOTT AND FRANK SHRONTZ
			     AS YOUR PROXIES.

















			     THE BOEING COMPANY
				P.O. BOX 3707
			    SEATTLE, WASHINGTON

			       PROXY STATEMENT
		       ANNUAL MEETING OF SHAREHOLDERS
				APRIL 25, 1994

This statement is made in connection with solicitation of the enclosed proxy by the Board of Directors of The Boeing Company (the "Company" or "Boeing") for use at the Annual Meeting of Shareholders. The approximate date on which this proxy material is first to be sent to security holders is March 15, 1994.

			  OUTSTANDING SECURITIES

The Company's only class of capital stock outstanding is common stock with voting rights. The close of business on February 24, 1994, has been fixed by the Board of Directors as the record date for the determination of shareholders of the Company entitled to receive notice of and to vote at the Annual Meeting. On February 24, 1994, there were 340,350,612 shares of common stock outstanding and entitled to vote. The last sale price of the Company's common stock for that date, as reported in The Wall Street Journal, was $46.875 per share.

			CONFIDENTIAL VOTING POLICY

It is the policy of the Company that all proxy, ballot and voting materials that identify the vote of a specific shareholder on any matter submitted for a vote of shareholders will be kept secret from directors and executive officers of the Company except (1) when disclosure is required by applicable law or regulation;
(2) when a shareholder expressly requests such disclosure; and (3) in a contested proxy solicitation. If the shareholder is also an employee of the Company or a participant in Fund E of the Company's Voluntary Investment Plans, the information will not be disclosed to management unless (1) or (2) above applies.

Proxies and ballots will be received and tabulated by an independent business entity that is not affiliated with the Company. The inspectors of election will be independent of the Company.

Comments written on proxy cards will be provided to the Secretary of the Company without disclosing the vote unless that information is necessary to understand the comment.

		      VOTING AT THE MEETING OR BY PROXY

At the date of this statement, the only matter that management intends to present is the election of four directors, each for a three-year term expiring in 1997.

Shares represented by a properly executed proxy in the accompanying form will be voted at the meeting and, when instructions have been given by the shareholder, will be voted in accordance with those instructions. If no instructions are given, the shares will be voted according to the recommendation of the Board of Directors. That recommendation is reported later in this statement.

The enclosed proxy card gives discretionary authority to the persons named on such proxy card to vote the shares in their best judgment, if any other matters are properly brought before the meeting.

A shareholder who executes a proxy may revoke it at any time before its exercise by delivering a written notice of revocation to the Secretary of the Company or signing and delivering another proxy that is dated later. If the shareholder attends the meeting in person, revocation is accomplished by either giving notice of revocation to the inspectors of election at the meeting or voting at the meeting.

				  VOTE REQUIRED

Under Delaware law and the Company's Restated Certificate of Incorporation, the presence, in person or by duly authorized proxy, of the holders of one-third of the outstanding shares of stock entitled to vote constitutes a quorum for the transaction of business. The four nominees for election as directors who receive the greatest number of votes cast for the election of directors by shares entitled to vote and present in person or by proxy will be elected directors. The affirmative vote of the majority of shares entitled to vote and present in person or by proxy is required for approval of any other matter submitted to a vote of the shareholders.

			    METHOD OF COUNTING VOTES

Each share of common stock entitles the holder to one vote on each matter presented for shareholder approval. An abstention with respect to the election of directors will not be counted either in favor of or against the election of the nominees. In the case of any other proposal presented for shareholder approval, an abstention will effectively count as a vote against such proposal.

Brokers who hold shares for the accounts of their clients may vote such shares either as directed by their clients or in their own discretion if permitted by the stock exchange or other organization of which they are members. Members of the New York Stock Exchange are permitted to vote their client's proxies in their own discretion as to the election of directors if the client has not furnished voting instructions within ten days of the meeting. Certain proposals other than the election of directors are "non-discretionary" and brokers who have received no instructions from their clients do not have discretion to vote on those items. When brokers vote proxies on some but not all of the proposals at a meeting, the missing votes are referred to as "broker non-votes." If any such proposals were on the agenda for this meeting, broker non-votes would be included in determining the presence of a quorum at the meeting, but they would not be considered "shares present" for voting purposes and would have no impact on the outcome of such proposals.

			    EXPENSES OF SOLICITATION

All expenses for soliciting proxies will be paid by the Company. The Company has retained D.F. King & Co., Inc., 77 Water Street, New York, New York 10005, to aid in the solicitation of proxies, for a fee of $17,500, plus reasonable out-of-pocket expenses. Proxies will be solicited by personal interview, mail, and telephone. Brokerage houses, other custodians, and nominees will be asked whether other persons are the beneficial owners of the shares which they hold of record and, if that is the case, they will be supplied with additional copies of the proxy and proxy materials for distribution to such beneficial owners. The Company will also reimburse parties holding stock in their names or in the name of their nominees for their reasonable expenses in sending proxies and proxy materials to the beneficial owners of the shares.

			      INDEPENDENT AUDITORS

As recommended by the Audit Committee of the Board of Directors, the Board has appointed Deloitte & Touche as independent auditors to audit the financial statements of the Company for the fiscal year ending December 31, 1994. Deloitte & Touche and predecessor firms have served continuously since 1934 as independent auditors for the Company. Representatives of Deloitte & Touche will be present at the 1994 Annual Meeting, to respond to appropriate questions and to make a statement if they so desire.



The Board of Directors currently consists of twelve people, two of whom are members of management and ten of whom are nonmanagement directors. In accordance with Company By-Laws, directors are divided into three classes, each of which is composed of one-third of the directors. At the 1994 Annual Meeting, four directors will be elected to serve for terms of three years, expiring on the date of the annual meeting of shareholders in 1997. Each director elected will continue in office until a successor has been elected or until resignation or removal in the manner provided by the By-Laws of the Company. The nominees for the Board of Directors, recommended by its Organization and Nominating Committee, are all currently board members. The nominees for director and the directors whose terms will continue after the Annual Meeting are listed below. Shares represented by a properly executed proxy card will be voted for such nominees unless such authority is withheld. However, discretionary authority is reserved to vote such shares in the best judgment of the people named in the proxy in the event that any person or persons other than the nominees listed below are to be voted on at the meeting due to the unavailability of any nominee so listed.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE DIRECTOR NOMINEES.


				    NOMINEES

PAUL E. GRAY                                  Director since 1990

CHAIRMAN OF THE CORPORATION, MASSACHUSETTS INSTITUTE OF TECHNOLOGY. Age 62. Dr. Gray served as President of Massachusetts Institute of Technology (education) from 1980 until he retired in 1990. He was Chancellor of MIT from 1971 to 1980 and Dean of the School of Engineering from 1970 to 1971. Dr. Gray is a director of Arthur D. Little, Incorporated, Eastman Kodak Company, and New England Mutual Life Insurance Co. He is a member of the Audit Committee and the Finance Committee. Dr. Gray owns 500 shares of Boeing stock and has exercisable options for 600 shares.

HAROLD J. HAYNES        Director from 1974 to 1982 and since 1984

RETIRED CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER, CHEVRON CORPORATION. Age 68. Mr. Haynes served Chevron Corporation (petroleum products) as President from 1969 to 1974 and as Chairman of the Board and Chief Executive Officer from 1974 until his retirement in 1981. He currently serves as a director of and Senior Counselor to Bechtel Group, Inc. Mr. Haynes is also a director of Citicorp, Hewlett-Packard Company, PACCAR Inc, and Saudi Arabian Oil Company. He is a member of the Compensation Committee and the Organization and Nominating Committee. Mr. Haynes owns 8,000 shares of Boeing stock and has exercisable options for 600 shares.

GEORGE M. KELLER                              Director since 1983

RETIRED CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER, CHEVRON CORPORATION. Age 70. Mr. Keller was Chairman of the Board and Chief Executive Officer of Chevron Corporation (petroleum products) from 1981 until his retirement on January 1, 1989. He had been continuously employed by that company since 1948, including service as Vice Chairman from 1974 to 1981. Mr. Keller is a director of The Chronicle Publishing Company, First Interstate Bancorp, McKesson Corp., Metropolitan Life Insurance Company, and SRI International. He is chairman of the Compensation Committee and a member of the Organization and Nominating Committee. Mr. Keller owns 4,375 shares of Boeing stock and has exercisable options for 600 shares.

GEORGE H. WEYERHAEUSER                        Director since 1962

CHAIRMAN OF THE BOARD, WEYERHAEUSER COMPANY. Age 67. Mr. Weyerhaeuser has been Chairman of the Board of Weyerhaeuser Company (forest products) since 1988. He joined Weyerhaeuser Company in 1949, became its President in 1966, and was its Chief Executive Officer from 1966 to 1991. He has been a director of that corporation since 1960 and is also a director of Chevron Corporation and SAFECO Corporation. Mr. Weyerhaeuser is a member of the Compensation Committee and the Organization and Nominating Committee. He owns 9,112 shares of Boeing stock and has exercisable options for 600 shares.


			      CONTINUING DIRECTORS

ROBERT A. BECK                                Director since 1985

CHAIRMAN EMERITUS, THE PRUDENTIAL INSURANCE COMPANY OF AMERICA. Age 68. Mr. Beck served as Chairman of the Board and Chief Executive Officer of The Prudential Insurance Company of America (a diversified insurance company) from 1978 until his retirement from those positions in 1987. Currently he serves as Chairman Emeritus and director of Prudential. He is also a director of Campbell Soup Company, Texaco, Inc., and Xerox Corporation. Mr. Beck is a member of the Audit Committee and the Finance Committee. His current term expires in 1996.

PHILIP M. CONDIT                              Director since 1992

PRESIDENT, THE BOEING COMPANY. Age 52. Mr. Condit was elected President of The Boeing Company in August 1992. Prior to that time he was Executive Vice President of Boeing Commercial Airplane Group and General Manager of its 777 Division. From 1982 to 1986, when he assumed his 777 role, Mr. Condit directed all of the Commercial Airplane Group's manufacturing, engineering, product development, customer services, and government technical liaison operations. Mr. Condit is also a director of John Fluke Manufacturing Co. His current term expires in 1996.

JOHN B. FERY                                  Director since 1989

CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER, BOISE CASCADE CORPORATION. Age 64. Mr. Fery has served as Chairman of the Board and Chief Executive Officer of Boise Cascade Corporation (wood and paper products) since 1978. He is also a director of Albertson's, Inc., Hewlett-Packard Company, and West One Bancorp. Mr. Fery is chairman of the Finance Committee and a member of the Audit Committee. His current term expires in 1996.

STANLEY HILLER, JR.                           Director since 1976

PARTNER, HILLER INVESTMENT COMPANY. Age 69. Mr. Hiller has been a senior partner in Hiller Investment Company (private investments) since 1968. He is currently Chief Executive Officer of Key Tronic Corporation (manufacturer of computer keyboards and other input devices). Previously, he was Chairman of the Board of Baker International, Reed Tool, York International, and other corporations. Mr. Hiller is chairman of the Audit Committee and a member of the Finance Committee. His current term expires in 1995.

DONALD E. PETERSEN                            Director since 1990

RETIRED CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER, FORD MOTOR COMPANY. Age 67. Mr. Petersen served as Chairman of the Board and Chief Executive Officer of Ford Motor Company (automobile manufacturer) from 1985 to 1990. He had served as President of Ford Motor Company from 1980 to 1985. Mr. Petersen is a director of Dow Jones & Co., Inc. and Hewlett-Packard Company. Mr. Petersen is a member of the Compensation Committee and the Organization and Nominating Committee. His current term expires in 1996.

CHARLES M. PIGOTT                             Director since 1972

CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER, PACCAR INC. Age 64. Mr. Pigott has been Chairman of the Board and Chief Executive Officer of PACCAR Inc (manufacturer of transportation equipment) since 1986. He served as President of that company from 1965 to 1987. He is also a director of Chevron Corporation and The Seattle Times Company. Mr. Pigott is chairman of the Organization and Nominating Committee and a member of the Compensation Committee. His current term expires in 1995.

ROZANNE L. RIDGWAY                            Director since 1992

CO-CHAIR, THE ATLANTIC COUNCIL OF THE UNITED STATES. Age 58. Ambassador Ridgway, Co-Chair of The Atlantic Council of the United States (an association to promote better understanding of international economic, political, and security issues), was its President from 1989 to 1992. Prior to that she served with the U.S. State Department, including service as Special Assistant to the Secretary of State, Ambassador to the German Democratic Republic, and Ambassador to Finland. From 1985 until her retirement in 1989, she was Assistant Secretary of State for European and Canadian Affairs. She is also a director of Bell Atlantic Corporation, Citicorp, RJR Nabisco, 3M Corporation, The Sara Lee Corporation, and Union Carbide Corporation. She is a trustee of the National Geographic Society and the CNA Corporation, and a member of the International Advisory Board of the New Perspective Fund. Ambassador Ridgway is a member of the Audit Committee and the Finance Committee. Her current term expires in 1995.

FRANK SHRONTZ                                 Director since 1985

CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER, THE BOEING COMPANY. Age 62. Mr. Shrontz was named Chairman of the Board of The Boeing Company in 1988. He has been Chief Executive Officer since 1986 and was President of the Company from 1985 until 1988. He has been employed by the Company since 1958, except for the period from 1973 through 1976, when he served as Assistant Secretary of the Air Force and as Assistant Secretary of Defense. Mr. Shrontz is also a director of Boise Cascade Corporation, Citicorp, and 3M Corporation. His current term expires in 1995.


			    COMPENSATION OF DIRECTORS

The Company pays each nonmanagement director an annual board retainer fee of $26,000 and a fee of $2,000 for each day on which that director attends a board meeting. Additionally, the Company pays a nonmanagement director an annual committee retainer of $6,000 for all committee service and a daily fee of $1,000 for attendance at one or more committee meetings on a day on which a board meeting is not also held. The Company reimburses nonmanagement directors for actual travel and out-of-pocket expenses incurred in connection with service to the Company.

The Company believes that it is important for directors to have a personal interest in the success of the Company and for their interests to be aligned with those of shareholders. Therefore, in addition to the cash compensation described above, at the time of a director's first annual meeting, the director receives an initial option to purchase 1,500 shares of Boeing common stock. After each subsequent annual meeting the director receives an option to purchase an additional 1,200 shares. Options have an exercise price equal to the average Fair Market Values of Boeing common stock during the fifth through ninth business days following the grant. "Fair Market Value" is the mean of the daily high and low per share trading prices of Boeing common stock as reported in The Wall Street Journal for the New York Stock Exchange--Composite Transactions. Options vest approximately one year after grant, provided the recipient remains a director. Options become exercisable in installments one, three, and five years after the date of grant.

The Company also has a Deferred Compensation Plan for nonmanagement directors. Participating directors may elect to defer all or a portion of their cash compensation for service as directors in a cash-based account that bears interest or a Boeing stock unit account that earns dividends.

				   COMMITTEES

The Board of Directors has established standing Audit, Compensation, Finance, and Organization and Nominating Committees. Additionally, from time to time, the board establishes special committees for specific purposes. The membership of the standing committees is usually determined at the organizational meeting of the board in conjunction with the annual meeting of shareholders. Only nonmanagement directors currently serve on standing committees. The membership of the committees is as follows, with the chairman of each committee listed first:


								 ORGANIZATION
AUDIT                COMPENSATION            FINANCE             AND NOMINATING
- --------------       ---------------         -------             --------------

Stanley Hiller, Jr.  George M. Keller        John B. Fery        Charles M. Pigott
Robert A. Beck       Harold J. Haynes        Robert A. Beck      Harold J. Haynes
John B. Fery         Donald E. Petersen      Paul E. Gray        George M. Keller
Paul E. Gray         Charles M. Pigott       Stanley Hiller, Jr. Donald E. Petersen                    Haynes
Rozanne L. Ridgway   George H. Weyerhaeuser  Rozanne L. Ridgway  George H. Weyerhaeuser

[TEXT]

AUDIT COMMITTEE

The functions of the Audit Committee are to recommend to the board the appointment of a firm of certified public accountants to conduct the audit of books and accounts of the Company and its subsidiaries, to review the scope of the audit, to receive reports from both the independent and the internal auditors, and to present to the Board of Directors such comments and recommendations in connection with the annual audit as the committee deems appropriate. The Audit Committee monitors Company compliance with laws, regulations, and Company policies established by the board relating to sales and government affairs consultants, political contributions, and related matters. The committee also reviews the adequacy of the Company's risk manage-ment program, significant legal items, and compliance with the principles of the Defense Industry Initiatives on business ethics. In 1993, the Audit Committee held five meetings.

COMPENSATION COMMITTEE

The Compensation Committee makes recommendations to the Board of Directors concerning the compensation of elected Company officers. The committee determines the number of stock options awarded to officers and key employees of the Company and the terms and conditions on which the options will be granted. It administers the Deferred Compensation Plans for employees and nonmanagement directors and the incentive compensation budget, an amount established by the Board of Directors annually, in accordance with the Company's Incentive Compensation Plan, for incentive awards to officers and employees of the Company. In 1993, the Compensation Committee held six meetings.

FINANCE COMMITTEE

The Finance Committee reviews and makes recommendations concerning proposed dividend actions, current and projected capital requirements, major changes to credit agreements with commercial banks, and short-term investment policy. The committee reviews the administration and performance of the trust investments of the Company's employee benefit plans. The Finance Committee held four meetings in 1993.

ORGANIZATION AND NOMINATING COMMITTEE

The Organization and Nominating Committee makes recommendations to the Board of Directors concerning the desired qualifications of prospective candidates to fill vacancies on, or to be elected or re-elected to, the board. The committee will consider the names and qualifications of candidates for the board submitted by shareholders in accordance with the procedures referred to on page 29 of this proxy statement. The Organization and Nominating Committee advises the Board of Directors with respect to recommendations of management concerning compensation of the board and its committees. The committee also makes recommendations to the Board of Directors concerning candidates for election as chief executive officer of the Company, election of other corporate officers, and succession planning for senior management. The Organization and Nominating Committee held three meetings in 1993.

			  BOARD AND COMMITTEE MEETINGS

During 1993, the board held seven meetings and the committees described above held 18 meetings. Average attendance at all such meetings was 96%. Each incumbent director attended at least 80% of the total number of board and committee meetings he or she was eligible to attend.

			   RELATED PARTY TRANSACTIONS

The Company and its subsidiaries have transactions in the ordinary course of business with other corporations of which certain Boeing directors are executive officers. The Company does not consider the amounts involved in such transactions to be material in relation to its business and believes that such amounts are not material in relation to the business of such other corporations or the interests of the directors involved.

			  COMPLIANCE WITH SECTION 16(a)
			 OF THE SECURITIES EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and certain of its officers to file reports of their ownership of Boeing stock and of changes in such ownership with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange. SEC regulations also require the Company to identify in this proxy statement any person subject to this requirement who failed to file any such report on a timely basis. Deane D. Cruze, an officer of the Company, inadvertently filed one such report, reporting one transaction, 11 days late.


			SECURITY OWNERSHIP OF MANAGEMENT

The table below shows beneficial ownership of the Company's common stock as of January 31, 1994, by each director (including each director nominee), by the Chief Executive Officer and the other four most highly compensated executive officers (collectively, the "named executive officers"), and by all directors and executive officers as a group. The first column, "Number of Shares Owned," includes for each person the number of shares of common stock beneficially owned on January 31, 1994. The second column shows the number of shares that such person may acquire on or before April 1, 1994 by exercising stock options awarded by the Company.

No family relationship exists between any of the directors, director nominees, or executive officers of the Company.

All amounts shown in the table together represent less than one percent of the outstanding common stock. The Company is not aware of any person who beneficially owns five percent or more of the Company's common stock.

                                   		 		  NUMBER OF
                    			 NUMBER OF          SHARES
                    			  SHARES             THAT
NAME OF                BENEFICIALLY        MAY BE
BENEFICIAL OWNER          OWNED           ACQUIRED
- ----------------       ------------      ---------
DIRECTORS

Robert A. Beck             1,125 <F1>        600
John B. Fery               2,250             600
Paul E. Gray                 500             600
Harold J. Haynes           8,000             600
Stanley Hiller, Jr.       10,630             600
George M. Keller           4,375 <F2>        600
Donald E. Petersen         1,500 <F3>        600
Charles M. Pigott         15,093             600
Rozanne L. Ridgway           100 <F4>        600
George H. Weyerhaeuser     9,112             600

NAMED EXECUTIVE OFFICERS
(*ALSO SERVE AS DIRECTORS)

Frank Shrontz*            12,833 <F5>     440,049
Douglas P. Beighle         8,562 <F6>     125,201
Philip M. Condit*          3,771 <F7>      51,094
Boyd E. Givan              7,593 <F8><F9>  73,519
Dean D. Thornton          19,170 <F10>    134,731

All directors and
executive officers
as a group (24 persons)  137,833 <F9>   1,297,953


<F1>  Mr. Beck also has 10,861 Boeing share units under the Deferred
      Compensation Plan for Directors, which is described on page 13.
<F2>  Mr. Keller and his wife share voting and investment power over these shares, which are held in a trust.
<F3>  Mr. Petersen also has 1,509 Boeing share units under the Deferred
      Compensation Plan for Directors.
<F4>  Ambassador Ridgway also has 183 Boeing share units under the Deferred
      Compensation Plan for Directors.
<F5>  Mr. Shrontz also has 22,030 performance shares pursuant to the Company's
      Long-Term Incentive Program, which is described on page 20.
<F6>  Mr. Beighle also has 8,070 performance shares.
<F7>  Mr. Condit also has 8,940 performance shares.
<F8>  Mr. Givan also has 7,660 performance shares.
<F9>  This number does not include 3,771,516 shares for which Mr. Givan has shared investment powers as a member of the Retirement Committee. Mr. Givan disclaims beneficial ownership of these shares.
<F10> Mr. Thornton also has 10,640 performance shares.

[TEXT]

			     EXECUTIVE COMPENSATION

The following table summarizes the annual and long-term compensation of the named executive officers for fiscal years 1993, 1992 and 1991. A report on executive compensation by the Compensation Committee of the Board of Directors follows this section.


			   SUMMARY COMPENSATION TABLE
						  LONG-TERM COMPENSATION
				 ANNUAL    -----------------------------------
			      COMPENSATION           AWARDS        PAYOUTS
			  ------------------------------------------------------
							 SECURITIES
							    UNDER-                ALL
							    LYING               OTHER
  NAME AND                                     RESTRICTED  OPTIONS/   LTIP      COMPEN-
 PRINCIPAL                 SALARY      BONUS     STOCK       SARS    PAYOUTS     SATION
  POSITION         YEAR     ($)       ($)<F1>   ($)<F2>     (#)<F3>  ($)<F4>    ($)<F5>
- ----------------------------------------------------------------------------------------

Frank Shrontz      1993  $796,935<F6> $624,000  $170,233    231,875              $66,669
Chairman of the    1992   821,361      554,000   184,031     31,875    $185,000   59,511
Board & CEO        1991   668,966      519,000   188,396     31,875           0

Douglas P. Beighle 1993   338,220      174,400    60,345     12,750               27,181
Senior Vice        1992   324,868      158,650    64,594     12,750      69,930   23,220<F7>
President          1991   292,951      148,450    70,015     12,750           0

Philip M. Condit   1993   464,063      312,000    97,595    147,750               35,782
President          1992   341,534      238,000    63,375     12,750      68,450   23,515
		   1991   277,779      149,800    68,633     12,750           0

Boyd E. Givan      1993   342,625      178,950    60,718     12,750               27,064
Sr. Vice Pres.     1992   298,008      153,900    62,563     12,750      64,010   21,400
& CFO              1991   247,203      127,500    65,869     12,750           0

Dean D. Thornton   1993   527,396      350,000         0<F8>      0<F8>           41,698
Exec. Vice Pres.,  1992   514,752      280,000   110,094     21,250     112,850   37,099
Pres., Commercial  1991   444,829      265,000   116,999     21,250           0
Airplane Group

[FN]
<F1>Incentive compensation is based on performance in the year shown but determined and paid the following year. In December 1993, the Board of Directors budgeted a maximum of $29 million for 1993 management incentive awards, including annual incentive awards to be determined and paid during the first quarter of 1994. This budget also covers, among other things, the cost of performance shares to be awarded later in 1994, pursuant to the Long-Term Incentive Program.

<F2>The amount reported for each officer is the number of executive investment performance shares credited to that officer under the Company's Long-Term Incentive Program (which is described further below), multiplied by the closing market price of Boeing common stock as reported in The Wall Street Journal for the New York Stock Exchange--Composite Transactions on the date of the award. See footnote (4) to this table for the value of all perfor-mance shares held by the named executive officers at the end of 1993.

<F3>No SARs were granted in 1991, 1992, or 1993.

<F4>The amount reported for each officer on the line for 1992 reflects the award of performance-based performance shares by the Compensation Committee in 1993 with respect to performance in the three-year period ended December
    31, 1992.

    The amount is equal to the number of performance-based performance shares awarded multiplied by the closing market price of Boeing common stock on the date of grant. The Compensation Committee is expected to determine in August 1994 any awards of performance-based performance shares with respect to performance in the three-year period ended December 31, 1993.
    Performance shares earn dividend equivalents and interest on dividend equivalents, payable after four years, when each performance share is converted into one share of Boeing common stock. The total number of performance shares (executive investment and performance-based) credited to each of the named executive officers and the value of those shares, based on the closing market price on December 31, 1993, are as follows:

 					                    Number of
	                        Performance    12/31/93
					                       Shares        Value
		    ---------------------------------------------
		    Frank Shrontz         22,030      $952,798
		    Douglas P. Beighle     8,070       349,028
		    Philip M. Condit       8,940       386,655
		    Boyd E. Givan          7,660       331,295
		    Dean D. Thornton      10,640       460,180

<F5>In accordance with the transitional provisions applicable to the revised rules on executive officer compensation disclosure adopted by the SEC, as informally interpreted by the SEC's staff, amounts of "All Other Compensation" are excluded for 1991.

    Amounts of "All Other Compensation" for 1992 and 1993 are the sum of the value of (i) dividend equivalents and interest on dividend equivalents on performance shares under the Long-Term Incentive Program and (ii) Company contributions to the Financial Security Plan, the Supplemental Benefit Plan, and the Voluntary Investment Plan. The amounts described in (i) and (ii) above, for the named executive officers, were as follows in 1993:

					    (i)         (ii)
		    ------------------------------------------
		    Frank Shrontz        $19,466       $47,203
		    Douglas P. Beighle     7,139        20,042
		    Philip M. Condit       7,521        28,261
		    Boyd E. Givan          6,750        20,314
		    Dean D. Thornton      10,449        31,249

<F6>Mr. Shrontz's annual base salary for 1992 and 1993 was $800,000, paid on a biweekly basis. Total salary paid in different calendar years may vary depending on the number of paydays that fall in each year. The specific amounts shown here (the amounts of salary reported to the IRS as taxable income) reflect the fact that 1992 had one more payday than 1991 or 1993.

<F7>Mr. Beighle has an agreement with the Company with respect to retirement benefits. The amount shown here has been restated in accordance with the amount reported for 1993, which does not include any accrual under his agreement. The agreement is described in footnote (2) to the Pension Plan Table.

<F8>Mr. Thornton retired on February 1, 1994. He did not participate in the 1993 cycle of the Long-Term Incentive Program, or receive stock options in 1993, because of his planned retirement.
[/FN]

[TEXT]
			   LONG-TERM INCENTIVE PROGRAM

The Long-Term Incentive Program is administered in seven-year cycles to correspond to the Company's seven-year strategic plan. Participants are chosen by the Compensation Committee based on the influence their personal performance can have on the long-term success of the Company. A new cycle begins each year, and is composed of two parts -- the executive investment and the performance-based award.

The executive investment is made each July 1, when the assigned cash incentive award (stated as a percentage of salary) of each of the participants for that year is reduced by 20% and the assigned number of stock options for that year is reduced by 15%. The total amount by which an officer's awards are reduced is used to calculate the number of executive investment performance shares awarded to that officer that year.

Three years after the award of executive investment performance shares, the Compensation Committee assesses the Company's performance against the seven-year strategic plan established at the beginning of the cycle. The Committee, in its discretion, may award additional, performance-based performance shares in an amount from 0 to 200% of the number of each participant's executive investment performance shares for that performance cycle, depending on its assessment of management's performance against the seven-year plan. The percentage awarded is the same for all participants.

Each performance share is converted into one share of Boeing common stock four years after it is awarded. It earns dividend equivalents and interest on dividend equivalents, payable when it is converted into stock. All performance shares are forfeited if the participant resigns or is terminated for cause before conversion occurs.

The first cycle under the Long-Term Incentive Program began in 1990, and the first awards of performance-based performance shares were made in 1993, on the basis of the Compensation Committee's evaluation of performance for the three-year period ended December 31, 1992.

	    LONG-TERM INCENTIVE PROGRAM----AWARDS IN LAST FISCAL YEAR

			       Performance     Estimated Future Payouts
				 or Other    Under Non-Stock Price-Based Plans
		    Number of  Period Until -----------------------------------
		    Rights<F1>  Maturation  Threshold     Target        Maximum
    Name              (#)       or Payout      (#)          (#)           (#)
- -------------------------------------------------------------------------------
Frank Shrontz        4,570      3 years         0          4,570          9,140
Douglas P. Beighle   1,620      3 years         0          1,620          3,240
Philip M. Condit     2,620      3 years         0          2,620          5,240
Boyd E. Givan        1,630      3 years         0          1,630          3,260
Dean D. Thornton         0<F2>       --         0              0              0

[FN]
<F1>Each number represents the basis on which the Compensation Committee may grant performance-based performance shares three years after this award.

<F2>Mr. Thornton did not participate in the 1993 cycle of the Long-Term
    Incentive Program because of his planned retirement in early 1994.
[/FN]

		      OPTION/SAR GRANTS IN LAST FISCAL YEAR
		   INDIVIDUAL GRANTS
- --------------------------------------------------------------
	       NUMBER OF        PERCENT                                 POTENTIAL REALIZABLE VALUE
	       SECURITIES      OF TOTAL                              AT ASSUMED RATES OF STOCK PRICE
		 UNDER         OPTIONS/                              APPRECIATION FOR OPTION TERM<F4>
		 LYING           SARS        EXERCISE                     -------------------------------------
		OPTIONS/      GRANTED TO     OR BASE     EXPIRA-
		  SARS       EMPLOYEES IN     PRICE       TION
NAME           GRANTED (#)    FISCAL YEAR     ($/SH)      DATE    0%($)       5% ($)          10% ($)
- -------------------------------------------------------------------------------------------------------

F. Shrontz      31,875<F1>      1.26         $34.50     2/26/03    $0        $691,588        $1,752,619
	       200,000<F2>      7.90          40.5625  12/13/98     0               0         2,476,381
D.P. Beighle    12,750<F1>       .50          34.50     2/26/03     0         276,635           701,047
P.M. Condit     22,750<F1>       .90          34.50     2/26/03     0         493,604         1,250,889
	       125,000<F2>      4.94          40.5625  12/13/98     0               0         1,547,738
B.E. Givan      12,750<F1>       .50          34.50     2/26/03     0         276,635           701,047
D.D. Thornton        0<F3>        0              0            0     0               0                 0
All optionees                                                       0     $48,000,000      $125,000,000
All shareholders<F5>                                                0  $7,366,000,000   $18,668,000,000
Gain of all optionees as %
  of gain of all shareholders                                       0        0.65%             0.67%


[FN]
<F1>The per share exercise price is the Fair Market Value on the date of grant, and the term of the options is ten years. The options vest after one year's employment from the date of grant. As to each grant, 40% becomes exercisable after one year from the date of grant, an additional 30% after three years, and the remaining 30% after five years. The exercise price may be paid by cash or by delivery of shares already owned. The schedule on which options become exercisable is subject to acceleration for retirement, death or disability after vesting.

<F2>The per share exercise price of the supplemental stock option grants to Mr.
    Shrontz and Mr. Condit is the Fair Market Value of Boeing common stock on the date of grant, and the term of each option is five years. The options vest after one year's employment from the date of grant. They are not exer-cisable until the closing price of Boeing common stock, as reported in The Wall Street Journal for the New York Stock Exchange--Composite Transactions, averages or exceeds specified prices for 20 consecutive trading days. At $64, 50% of each option becomes exercisable, at $67, an additional 25% of the option becomes exercisable, and at $70, the remaining 25% becomes exercisable.

<F3>Mr. Thornton retired on February 1, 1994. He did not receive stock options in 1993 because of his planned retirement.

<F4>For options expiring on December 13, 1998, assuming 0%, 5%, and 10% annual rates of stock price appreciation, the market price per share at expiration would be $40.5625, $51.769, and $65.326, respectively. For options expiring on February 26, 2003, assuming the same rates, the market price per share at expiration would be $34.500, $56.197, and $89.484, respectively. There is no assurance that the actual value realized will approximate the potential realizable values set forth in the table.

<F5>Each amount represents the increase in total market value of Boeing common stock consistent with the stock price appreciation assumptions for the grants dated February 26, 1993, and expiring on February 26, 2003. As of February 26, 1993, there were 339,514,224 shares of common stock out-standing.
[/FN]

	       AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
		      AND FISCAL YEAR-END OPTION/SAR VALUES
					    NUMBER OF
		    SHARES            SECURITIES UNDERLYING         VALUE OF UNEXERCISED
		   ACQUIRED           UNEXERCISED OPTIONS/SARS   IN-THE-MONEY OPTIONS/SARS
		      ON      VALUE   AT FISCAL YEAR-END(#)<F2>  AT FISCAL YEAR-END ($)<F3>
		   EXERCISE  REALIZED -----------------------------------------------------
	NAME          (#)    ($)<F1>  EXERCISABLE UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
- -------------------------------------------------------------------------------------------

Frank Shrontz            0         0    397,487      306,125     $6,785,155    $1,148,860
Douglas P. Beighle   9,112   177,106    115,734       41,550      1,813,178       234,319
Philip M. Condit    17,228   279,690     45,473      176,550        368,275       674,632
Boyd E. Givan        4,700   109,536     59,194       38,850        681,679       194,381
Dean D. Thornton    51,499   741,840     94,936       44,625      1,088,306       152,016

</TABLE

<F1>The value realized is the difference between the Fair Market Value of the underlying stock at the time of exercise and the exercise price.

<F2>The terms of the stock option grants, including the dates on which they become exercisable, are stated in footnotes (1) and (2) to the Option/SAR Grants in Last Fiscal Year table.

<F3>Amounts are based on the Fair Market Value of Boeing common stock on
    December 31, 1993, which was $43.375. There is no guarantee that if and when these options are exercised they will have this value.

[TEXT]
			       PENSION PLAN TABLE

The following table shows the estimated annual benefits payable to an employee, assuming retirement on January 1, 1994, at age 65 after selected periods of service, including amounts to be paid pursuant to the Employee Retirement Plan, the Supplemental Benefit Plan and the Supplemental Retirement Plan, based on straight life annuity amounts. The plans also permit selection of a joint and survivor annuity with reductions in the benefits shown. The benefits shown in the table are not subject to any deduction for Social Security or other offset amounts.

			  YEARS OF CREDITED SERVICE<F1>
REMUNERATION<F2>       15         20        25        30        35       40
- --------------------------------------------------------------------------------
  $  300,000        $ 65,800  $ 87,700  $109,700  $131,600  $153,500  $175,500
     500,000         110,800   147,700   184,700   221,600   258,500   295,500
     700,000         155,800   207,700   259,700   311,600   363,500   415,500
     900,000         200,800   267,700   334,700   401,600   468,500   535,500
   1,100,000         245,800   327,700   409,700   491,600   573,500   655,500
   1,300,000         290,800   387,700   484,700   581,600   678,500   775,500
   1,500,000         335,800   447,700   559,700   671,600   783,500   895,500


<F1>For pension plan purposes, "credited" service begins after one year of employment with the Company. Credit for the first year is made up during the 20th, 21st, and 22nd years of employment. The named executive officers have the following years of credited service:

			 Frank Shrontz            35.5
			 Douglas P. Beighle       12.8
			 Philip M. Condit         28.5
			 Boyd E. Givan            27.9
			 Dean D. Thornton         26.5

    Mr. Thornton's years of credited service reflect an individual agreement to bridge his two periods of service to the Company.

<F2>Pension benefits are based on earnings in the last ten years of employment, and equal (a) the average annual salary for the highest consecutive 60 months, plus (b) the average annual bonus for the five highest years. The total final annual averages for the named executive officers are currently as follows:

			 Frank Shrontz      $1,270,983
			 Douglas P. Beighle    475,117
			 Philip M. Condit      536,050
			 Boyd E. Givan         408,533
			 Dean D. Thornton      736,417

    The Company has entered into an agreement with Mr. Beighle whereby his retirement benefits at age 65 will be supplemented by an amount which, when added to his aggregate benefits under the Employee Retirement Plan, the Supplemental Retirement Plan, and the Supplemental Benefit Plan, will yield 30% of his total final average annual compensation, as determined under those plans. If Mr. Beighle retired at age 65, and his total final average compensation under the plans were the amount shown above, he would receive approximately $30,687 per year under his agreement. The benefit would be lower for retirement prior to age 65.

    Amounts shown in the Bonus column of the Summary Compensation Table are net of the 20% reduction for participants in the Long-Term Incentive Program. Bonus compensation covered under the plans is not subject to such reduction.

[TEXT]
			  COMPENSATION COMMITTEE REPORT
			    ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors establishes and administers the Company's executive compensation programs. The goals of the Company's integrated executive compensation programs are to:

1. Pay competitively to attract, retain and motivate a highly competent executive team;
2. Link individual total compensation to individual performance, team performance and the success of the Company; and
3.   Align executives' financial interests with long-term shareholder value.

The full Board of Directors reviews the Committee's recommendations and approves the salaries of all elected officers, including those of the executive officers named in the Summary Compensation Table. The Committee is responsible for all other elements of executive compensation,including annual incentive awards, stock options, and the Long-Term Incentive Program for key executives.

Boeing executive officers are assigned to pay grades which have corresponding salary ranges, annual incentive award target percentages and stock option grant levels. Assignment to a pay grade is determined by comparing individual responsibilities with industry survey data and internal executive job relationships. It is our objective to maintain a competitive compensation structure for Boeing executives.

Boeing executive compensation programs are designed to provide awards based on individual, operating group, and overall Company performance measures. To the extent that there is no adverse effect on this performance-related approach or on the Company's ability to provide competitive compensation, it is the policy of the Committee to minimize executive compensation that is non-deductible by the Company for tax purposes. This policy relates to the recently enacted provisions of the Internal Revenue Code that restrict the deductibility of certain compensation over one million dollars per year.

SALARIES

The Committee annually reviews the salary levels of executive officers. The
Committee utilizes data from surveys conducted by three compensation consulting firms to compare Boeing salary and total compensation levels to those for comparable jobs in aerospace and defense companies and other major U.S.
industrial corporations. Boeing executive officer salary levels are targeted for the median position of the aerospace and defense companies in Standard & Poor's
Aerospace Index, utilized in the performance comparison data, below, as well as a group of major U.S. industrial corporations with reputations for being well-managed companies.

Executive officer salary increases are determined by a subjective evaluation, which is based on experience, sustained performance, and comparisons to peers inside and outside the Company. Survey data indicate that 1993 base salaries of the named executive officers are, on average, slightly above the median for the aerospace and defense comparator group, and slightly below the median for the group of major U.S. industrial corporations.

Although the Committee favored a 1993 annual salary increase for Mr. Shrontz, the Chief Executive Officer, based on his individual performance and compara-tive survey data, the Committee acceded to Mr. Shrontz's request to forego any salary increase due to a downturn in the business cycle and employee reductions within the Company. Data provided by three outside consulting firms indicated that his salary is above the median for chief executive officers in the aero-space and defense group, and below the median for the group of major U.S.
industrial corporations.

ANNUAL INCENTIVE AWARDS

Annual incentive awards are designed to focus management attention on operating performance. Each pay grade has an assigned incentive award percentage, applied against annual salary, that provides a cash incentive opportunity based on Company, organizational and individual performance. The total assigned incentive award percentages constitute an incentive award fund which may be adjusted based on Company and organization performance. The annual incentive award an executive officer is eligible to receive can range from zero to two times the incentive award percentage assigned to his or her pay grade. The incentive award percentages assigned to the named executive officers range from 45% to 60% of salary.

Company performance is evaluated based on the achievement of organization goals as well as progress toward specific long-term goals of quality, profitability, and sales growth. Organization performance is evaluated based primarily on operating plan measures of customer, employee, and community satisfaction; net profit contribution and cost performance; and market share or new orders. At the end of the year, the Chief Executive Officer and the President evaluate performance against Company and organization targets. The resulting performance evaluation produces a multiplier that may increase or decrease the incentive award fund for executive officers. For 1993, the Company exceeded performance goals established for quality, profitability, and sales growth. As a result, the incentive award fund for executive officers was increased by approximately 33%.
The actual incentive awards approved by the Committee for the named executive officers were further adjusted based on a subjective evaluation of individual performance. The awards for the named executive officers other than Mr. Shrontz averaged 138% of their assigned award percentages. Awards for 1993 performance are shown in the Bonus column of the Summary Compensation Table.

The annual incentive award made to Mr. Shrontz was based on his corporate leadership and personal contributions to the operating performance of the Company. Operating in a very difficult aerospace business climate, the Company exceeded the quality and profitability objectives established for 1993. Although sales growth was below target, the Company made good progress given the challenges of the worldwide recession and the lack of airline profitability. The
Company continued to maintain a high share of the commercial airplane market in 1993 and exceeded product order objectives in the defense and space business.
Mr. Shrontz continues to exercise leadership in streamlining operations and improving efficiencies, as evidenced by the Company's 1993 profit margins. The award to Mr. Shrontz was 150% of his assigned award percentage.

STOCK OPTIONS

Stock options are granted to provide a long-term incentive opportunity that is directly linked to shareholder value. The number of stock options an executive officer is granted is determined by the recipient's pay grade, to recognize the different levels of executive responsibilities within the Company. All executives in the same grade level receive the same number of option shares, with occasional adjustments when an executive's responsibilities are expected to change significantly or for purposes of retention.

Stock options are granted with an exercise price equal to the Fair Market Value of Boeing common stock on the date of grant, and become exercisable in 40%, 30% and 30% increments after one, three and five years, respectively. To encourage stock retention, and consistent with past practice, Boeing stock options are granted as incentive stock options to the maximum extent permitted under the Internal Revenue Code. In approving annual stock option grants, the Committee does not normally consider the number of outstanding stock options held by an individual.

To provide an additional incentive for successfully managing the Company during the significant market uncertainties and intense competition it faces in the near term, while at the same time improving shareholder value, the Committee also awarded to each of Mr. Shrontz and Mr. Condit a one-time supplemental stock option grant approximately five times the standard annual stock option grant.
The special five-year grants also have an exercise price equal to the Fair
Market Value of Boeing common stock on the date of grant, but do not become exercisable, and therefore have no exercise value, until $64 per share is achieved (the equivalent of 9.6% annual compounded stock growth). The options become exercisable only after the closing price of Boeing common stock averages or exceeds specified prices for 20 consecutive trading days. At $64 per share, 50% of the options become exercisable, at $67, an additional 25% of the options become exercisable, and at $70, the remaining 25% become exercisable. Due to the unusual features of this supplemental grant, previous grants were not considered in making the awards.

THE LONG-TERM INCENTIVE PROGRAM

In order to help achieve a balance of short-term and long-term interests, certain senior executives participate in the Long-Term Incentive Program.
Participants are chosen by the Committee based on the influence their personal performance can have on the long-term success of the Company. Under the Program, participants may receive two kinds of awards each year -- executive investment performance shares and performance-based performance shares.

A seven-year cycle under the Program begins each year, reinforcing a commitment to the Company's seven-year strategic plan. To accomplish this objective, the assigned cash incentive award percentage and stock option grant for that year are reduced for each participant, as described in the explanation of the Program, above. These two reductions as to each participant are then valued to calculate the number of executive investment performance shares awarded to that participant that year.

In 1993, the Committee approved 4,570 executive investment performance shares for Mr. Shrontz. These shares will be paid out as shares of Boeing common stock in 1997. The value at the time of grant of the executive investment performance shares awarded to Mr. Shrontz and the other named executive officers is shown in the Restricted Stock column of the Summary Compensation Table.

Three years following the executive investment, the Committee may make an award of additional, performance-based performance shares in an amount ranging from 0 to 200% of the number of executive investment performance shares. The size of the performance-based award will be based on an assessment of overall performance against the Company's long-range strategic plan over the preceding three-year performance period. The performance measures used are return on equity, real sales growth, and quality improvement as measured by customer, employee and community satisfaction, as well as consideration of total shareholder return. Although the Committee does not assign relative weights to these factors, each factor has specific targets and measures. Each performance share is paid out as one share of Boeing common stock four years after the date of the award.

In evaluating performance for the three-year period ending December 31, 1992, the Committee concluded that the Company exceeded sales and earnings objectives and was making significant progress toward long-range quality improvement goals.
The Committee recognized, however, that due to many external factors (described in the third paragraph under "Annual Incentive Awards," on page 10), shareholder return has been disappointing and sales performance will not meet the ambitious sales growth targets identified in the long-range plan. As a result, the Committee, based on its subjective assessment of Company performance, awarded performance-based shares at 1.3 times the number of executive investment performance shares awarded at the beginning of the cycle in 1990.

This formula, applied to Mr. Shrontz's 1990 executive investment performance shares, produced an award to him of 5,000 performance-based performance shares.
The value at the time of grant of the performance-based performance shares awarded to Mr. Shrontz and the other named executive officers is shown in the LTIP Payout column of the Summary Compensation Table.

				   COMPENSATION COMMITTEE:
				     George M. Keller, Chairman
				     Harold J. Haynes
				     Charles M. Pigott
				     Donald E. Petersen
				     George H. Weyerhaeuser


		     SHAREHOLDER RETURN ON PERFORMANCE GRAPH

Set forth below is a line graph comparing cumulative total shareholder return on the Company's common stock with the cumulative total return of Standard & Poor's
500 Stock Index and Standard & Poor's Aerospace Index for the years 1983 through
1993. The graph assumes $100 invested at the end of 1988 and immediate reinvestment of all dividends.

The Board of Directors and its Compensation Committee recognize that the market price of stock is influenced by many factors, only one of which is company performance. The stock price performance shown in the graph is not necessarily indicative of future price performance.


	     1983 1984 1985 1986 1987 1988 1989 1990 1991 1992 1993
- -------------------------------------------------------------------
Boeing         42   56   80   80   59  100  150  176  189  163  180
S&P 500        49   52   69   82   86  100  132  128  166  178  195
S&P Aerospace  66   73   89   97   80  100  118  123  147  154  199


			   ANNUAL REPORT AND FORM 10-K

The Annual Report of the Company for the year ending December 31, 1993, was mailed to shareholders before or together with this proxy statement.

UPON WRITTEN REQUEST BY ANY SHAREHOLDER ENTITLED TO VOTE AT THE 1994 ANNUAL
MEETING, THE COMPANY WILL FURNISH THAT PERSON WITHOUT CHARGE A COPY OF THE
ANNUAL REPORT ON FORM 10-K FOR 1993, INCLUDING FINANCIAL STATEMENTS AND
SCHEDULES. The Form 10-K has been filed with the SEC. If the person requesting the report was not a shareholder of record on February 24, 1994, the request must contain a good faith representation that the person making the request was a beneficial owner of Company stock at the close of business on that date.
Requests should be addressed to Heather Howard, Corporate Secretary, The Boeing
Company, P.O. Box 3707, Mail Stop 10-13, Seattle, Washington 98124-2207.

			 SHAREHOLDER PROPOSALS FOR 1995

The Company's next annual meeting will be held on April 24, 1995. An eligible shareholder who desires to have a qualified proposal considered for inclusion in the proxy statement for that meeting must notify the Secretary of the Company.
The proposal must be received at the Company's executive offices no later than November 15, 1994. A shareholder must have been a record or beneficial owner of at least one percent of the Company's outstanding common stock or stock with a market value of $1,000 for at least one year prior to submitting the proposal, and the shareholder must continue to own such stock through the date on which the meeting is held.

The Company's By-Laws outline procedures, including minimum notice provisions, for shareholder nomination of directors and other shareholder business to be brought before the annual meeting. A copy of the pertinent By-Law provisions is available on request to Heather Howard, Corporate Secretary, The Boeing Company,
P.O. Box 3707, Mail Stop 10-13, Seattle, Washington 98124-2207.


					THE BOEING COMPANY



		       SOLICITED BY THE BOARD OF DIRECTORS

			       THE BOEING COMPANY

			 ANNUAL MEETING OF SHAREHOLDERS

				 APRIL 25, 1994

The undersigned hereby appoints Philip M. Condit, Charles M. Pigott, and Frank
Shrontz, and each or any of them, with power of substitution, proxies for the undersigned and authorizes them to represent and vote, as designated, all of the shares of stock of the Company which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held in the Company's 2-22 Building, located at 7755 East Marginal Way South, Seattle, Washington, on April 25, 1994, and at any adjournment of such meeting, for the election of directors and with discretionary authority as to any other matters that may properly come before the meeting, all in accordance with and as described in the Company's Notice and Proxy Statement.

If no direction is given, this proxy will be voted FOR each of the nominees for election as directors.

	     IMPORTANT: TO BE SIGNED AND DATED ON THE REVERSE SIDE.
- --------------------------------------------------------------------------------

(X) Please mark votes as in this example.

The Board of Directors recommends a vote FOR each of the following nominees.

Election of Directors: Paul E. Gray, Harold J. Haynes, George M. Keller, and
		       George H. Weyerhaeuser.

( ) FOR   ( ) WITHHELD

( ) -------------------------------------
  For all nominees, except as noted above
					 Mark here for       Mark here if you
					 address change ( )  plan to attend ( )
					 and note at left    the Annual Meeting

				  Please sign exactly as your name appears.
				  If acting as attorney, executor, trustee, or in other representative capacity, sign name and title.

				  Signature         Date
					  --------------------------------------


				  Signature         Date
					  --------------------------------------







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